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                                                                  EXHIBIT 3(i).2



                                               ONTARIO CORPORATION NUMBER 268986


CERTIFICATE
This is to certify that these
articles are effective on November 6, 1996.


                              ARTICLES OF AMENDMENT


     1.   The present name of the corporation is:

          ALTAIR INTERNATIONAL GOLD INC.

     2.   The name of the corporation is changed to (if applicable):

          ALTAIR INTERNATIONAL INC.

     3.   The date of incorporation/amalgamation:

          April 9, 1973

     4.   The articles of the corporation are amended as follows:

          The name of the corporation is changed from Altair International Gold Inc. to Altair International Inc.

     5. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

     6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on November 6, 1996.

     These articles are signed in duplicate.


                                    ALTAIR INTERNATIONAL GOLD INC.


                                    By: /s/ William P. Long
                                        ----------------------------------------
                                        William P. Long, President